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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                     APPLIED INDUSTRIAL TECHNOLOGIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                     [APPLIED INDUSTRIAL TECHNOLOGIES LOGO]

                               ONE APPLIED PLAZA
                             CLEVELAND, OHIO 44115

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the Annual Meeting of the Shareholders of Applied Industrial Technologies, Inc. will be held at Applied's corporate headquarters, One Applied Plaza, East 36th Street and Euclid Avenue, Cleveland, Ohio, on Tuesday, October 20, 1998, at 10:00 a.m., local time, for the purpose of considering and acting on the following:

     1. Electing four persons to be directors of Class II for a term of three years.

     2. Ratifying the appointment by management of independent auditors for the fiscal year ending June 30, 1999.

     3. Transacting such other business as may properly come before the meeting and all adjournments thereof.

     The Board of Directors has fixed August 31, 1998 as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting. The transfer books will not be closed. A list of the shareholders as of the record date will be available for examination at the meeting.

     By order of the Board of Directors.

                                               ROBERT C. STINSON
                                                Secretary

September 15, 1998

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE EXECUTE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                     (APPLIED INDUSTRIAL TECHNOLOGIES LOGO)

                                PROXY STATEMENT
                               ------------------

                     SOLICITATION AND REVOCATION OF PROXIES

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Applied Industrial Technologies, Inc. ("Applied") for use at Applied's Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Tuesday, October 20, 1998, at Applied's corporate headquarters, One Applied Plaza, East 36th Street and Euclid Avenue, Cleveland, Ohio.

     Applied will bear the cost of soliciting proxies. This statement and the accompanying proxy will be sent to shareholders by mail on or about September 15, 1998. Applied will also pay the standard charges and expenses of brokerage houses, or other nominees or fiduciaries, for forwarding these instruments to and obtaining proxies from securities holders and beneficiaries for whose account they hold registered title to shares of Applied Common Stock. In addition to using the mail, directors, officers and other Applied employees, acting on its behalf, may also solicit proxies, and Morrow & Co., Inc. has been retained, at an estimated cost of $6,500 plus expenses, to aid in soliciting proxies from brokers and institutional holders. Proxies may be solicited personally, by telephone, facsimile and other means.

     Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving notice of revocation to Applied's Secretary in writing or in open meeting. Presence at the meeting will not in and of itself revoke a proxy.

                             VOTING AT THE MEETING

     Only shareholders of record at the close of business on August 31, 1998 will be entitled to vote at the meeting. As of the record date there were outstanding 22,107,433 shares of Applied Common Stock, without par value.

     Each share is entitled to one vote. Abstentions and broker non-votes are counted in determining the votes present at a meeting. An abstention or a broker non-vote has the practical effect of a vote against a proposal, as each abstention or broker non-vote is one less vote in favor of the proposal.

                        ITEM 1 -- ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. At the Annual Meeting, directors of Class II are to be elected for a term of three years expiring in 2001. The properly nominated candidates receiving the greatest number of votes for the positions to be filled shall be elected to those positions. The persons presently serving as directors of Class III for a term expiring in 1999 and as directors of Class I for a term expiring in 2000 will continue in office.

     The nominees for directors of Class II are William G. Bares, Dr. Roger D. Blackwell, Russel B. Every and John J. Kahl. Each presently serves as an Applied director and, except for Dr. Blackwell, was elected to his position at an annual meeting of the shareholders. The proxies named in the accompanying proxy intend to vote for the election of the four nominees unless authority is withheld. If any of the nominees should be unable or unwilling to serve as a director, the proxies reserve full discretion to vote for such other person or persons as may be nominated at the meeting and/or to vote to reduce the number of directors. Management is not aware of any existing circumstances that would cause any of the nominees to be unwilling or unable to serve as directors.

     Information concerning the nominees and the directors continuing in office is given below. Unless otherwise stated, the nominees and directors have held the positions indicated for the last five years.

          NAME AND YEAR                                      INFORMATION ABOUT
          FIRST ELECTED                                         NOMINEES AND
           A DIRECTOR                                            DIRECTORS
          -------------                                      -----------------
               NOMINEES FOR ELECTION AS DIRECTORS OF CLASS II FOR A TERM EXPIRING IN 2001
William G. Bares(b)(c)(e)          Mr. Bares is Chairman (since April 1996), President (since 1982) and
       1986                        Chief Executive Officer (since January 1996) of The Lubrizol
                                   Corporation, a specialty chemical company. Lubrizol specializes in products created through the application of advanced chemical, mechanical and biological technologies for use in specialty additive systems for gasoline and diesel engine oils, automatic transmission fluids, gear oils, marine and tractor lubricants, and specialty products for industrial fluids, fuel additives and process chemicals.
                                   He was Chief Operating Officer (from 1987 to December 1995) and has served as a director of Lubrizol since 1981. He is 57 years of age and also serves as a director of Oglebay Norton Company and KeyCorp.
Dr. Roger D. Blackwell(f)          Dr. Blackwell is a Professor of Marketing at The Ohio State University
       1996                        College of Business and President of Blackwell Associates, Inc., a
                                   consulting firm in Columbus, Ohio. He also serves as a director of
                                   Airnet Systems, Inc., Checkpoint Systems, Inc., Cheryl & Co., Inc.,
                                   Intimate Brands, Inc., Max & Erma's Restaurants, Inc. and Worthington
                                   Foods, Inc., and as a trustee of The Flex-funds. Dr. Blackwell is 58 years of age.
Russel B. Every(c)(d)              Mr. Every has been a business consultant since his retirement as
       1986                        Chairman of The Lamson & Sessions Co. in 1989. He served as a director of The Lamson & Sessions Co. from 1979 to April 1995. The Lamson &
                                   Sessions Co. is a diversified manufacturer and distributor of a broad line of thermoplastic electrical, consumer, telecommunications and fluid drainage products for major domestic markets. He is 73 years of age.
John J. Kahl(b)(d)(f)              Mr. Kahl is Chairman and Chief Executive Officer of Manco, Inc., a
       1992                        subsidiary of Henkel Corporation, the North American operating company of the Henkel Group. Manco is a manufacturer of pressure sensitive tapes for household and automotive repair, including Duck(R) Brand
                                   Tapes, mailing and shipping supplies for both home and office under the CareMail(R) brand, weatherstripping and related home energy products for the "do-it-yourselfer" and labels for both home and office. He is 57 years of age and also serves as a director of Royal
                                   Appliance Mfg. Co.

          NAME AND YEAR                                      INFORMATION ABOUT
          FIRST ELECTED                                         NOMINEES AND
           A DIRECTOR                                            DIRECTORS
          -------------                                      -----------------
                  PERSONS SERVING AS DIRECTORS OF CLASS III FOR A TERM EXPIRING IN 1999
William E. Butler(b)(c)            Mr. Butler was Chairman, from 1992 until his retirement in December
       1987                        1995, of Eaton Corporation, a global manufacturer of highly engineered products which serve vehicle, industrial, construction, commercial, aerospace and marine markets. Principal products include truck transmissions and axles, engine components, hydraulic products, electrical power distribution and control equipment, ion implanters and a wide variety of controls. He was Chief Executive Officer (from
                                   1991 to September 1995), and served as a director of that company from
                                   1989 until his retirement. He is 67 years of age and also serves as a director of Borg Warner Automotive, Inc., Ferro Corporation, The
                                   Goodyear Tire & Rubber Co., Pitney Bowes Inc. and U.S. Industries,
                                   Inc.
Russell R. Gifford(a)(d)(e)(f)     Mr. Gifford was appointed Chief Operating Officer for the City of
       1992                        Cleveland Public School District in June 1998. He was President of CNG
                                   Energy Services Corp., a subsidiary of Consolidated Natural Gas
                                   Company, from September 1994 until his retirement in January 1997. He was also President and Chief Executive Officer (from 1989 to September
                                   1994) of The East Ohio Gas Company, the largest distribution subsidiary of Consolidated Natural Gas Company. Mr. Gifford is 59
                                   years of age and serves as a trustee of First Union Real Estate Equity and Mortgage Investments.
L. Thomas Hiltz(a)(b)(c)(e)        Mr. Hiltz is an attorney in Covington, Kentucky and is one of five
       1981                        trustees of the H.C.S. Foundation, a charitable trust which has sole voting and dispositive power with respect to 830,250 shares of Applied
                                   Common Stock. He is 52 years of age.

                   PERSONS SERVING AS DIRECTORS OF CLASS I FOR A TERM EXPIRING IN 2000
John C. Dannemiller(a)(b)          Mr. Dannemiller is Chairman (since 1992), Chief Executive Officer
       1985                        (since 1992) and President (since October 1996) of Applied. He is 60 years of age and also serves as a director of The Lamson & Sessions
                                   Co. and Star Banc Corporation.
J. Michael Moore(d)                Mr. Moore is President (since July 1997) of Oak Grove Consulting
       1997                        Group, Inc. He was Chairman (from 1989 to July 1997) and Chief
                                   Executive Officer (from 1981 to July 1997) of INVETECH Company, a distributor of bearings, mechanical and electrical drive system products, industrial rubber products and specialty maintenance and repair products manufactured by others. INVETECH Company was acquired by Applied effective August 1, 1997. Mr. Moore is 55 years of age.
Dr. Jerry Sue Thornton(d)(e)       Dr. Thornton is President of Cuyahoga Community College, the largest
       1994                        community college in Ohio with 20,000 students and 70 career and technical programs. She is 51 years of age.

---------------

(a)  Member of the Executive Committee.

(b) Member of the Director Nominating Committee.

(c)  Member of the Executive Organization & Compensation Committee.

(d) Member of the Audit Committee.

(e)  Member of the Corporate Governance Committee.

(f)  Member of the Futures Committee.

      BENEFICIAL OWNERSHIP OF CERTAIN APPLIED SHAREHOLDERS AND MANAGEMENT

     The following table shows the beneficial ownership of Applied Common Stock, as of June 30, 1998, by (i) each person known by Applied to own beneficially more than 5% of the outstanding shares of Applied Common Stock, (ii) all directors and nominees, (iii) each executive officer named in the Summary Compensation Table on page 7 (except John C. Robinson, who died on February 2,
1998), and (iv) all current directors, nominees and executive officers as a group.

                                                           COMMON SHARES
                                                        BENEFICIALLY OWNED     PERCENT OF
               NAME OF BENEFICIAL OWNER                 ON JUNE 30, 1998(1)     CLASS(2)
               ------------------------                 -------------------    ----------
National Rural Electric
  Cooperative Association
  4301 Wilson Blvd.
  Arlington, Virginia 22203...........................       1,552,206            7.0%
William G. Bares......................................          23,353(3)
Dr. Roger D. Blackwell................................          11,056(4)
William E. Butler.....................................           2,025
John C. Dannemiller...................................         382,810(5)         1.7%
Russel B. Every.......................................          23,865
Russell R. Gifford....................................          14,643(6)
L. Thomas Hiltz.......................................         859,656(7)         3.9%
John J. Kahl..........................................          24,122
Francis A. Martins....................................          50,819(8)
J. Michael Moore......................................         339,999(9)         1.5%
Bill L. Purser........................................          22,374
Robert C. Stinson.....................................          93,445(5)
Dr. Jerry Sue Thornton................................           3,543
John R. Whitten.......................................          93,000(5)
All current directors, nominees and executive officers
  as a group (20 individuals).........................       2,020,217(10)        9.1%

---------------

 (1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Beneficial ownership may be disclaimed for other purposes. Except as otherwise indicated, the beneficial owner has sole voting and dispositive power over the number of shares indicated.

 (2) Percent of class is not indicated if less than 1%.

 (3) Includes 2,250 shares owned by Mr. Bares' wife, who has sole voting and dispositive power.

 (4) Includes 225 shares owned by Dr. Blackwell's wife, who has sole voting and dispositive power.

 (5) Includes shares that could be acquired within 60 days after June 30, 1998, pursuant to the exercise of stock options as follows: Mr.
     Dannemiller -- 123,075; Mr. Stinson -- 35,364; and Mr. Whitten -- 34,914.

 (6) Includes 300 shares owned by Mr. Gifford's wife, who has sole voting and dispositive power.

 (7) Includes 830,250 shares held by the H.C.S. Foundation, a charitable trust of which Mr. Hiltz is one of five trustees, with sole voting and dispositive power. Pursuant to a Schedule 13D filed by the H.C.S. Foundation dated December 20, 1989, the trustees, including Mr. Hiltz, disclaimed beneficial ownership of those shares.

 (8) Includes 562 shares owned by Mr. Martins' son, who has sole voting and dispositive power.

 (9) Includes 31,648 shares held by Mr. Moore's wife with sole voting and dispositive power. Also includes 73,346 shares held in trusts for the benefit of Mr. Moore's children. Mr. Moore's wife is trustee, with sole voting and dispositive power.

(10) Includes 208,718 shares that could be acquired within 60 days after June 30, 1998, pursuant to the exercise of stock options. In determining the percentage of share ownership, these stock option shares are added to both the denominator and the numerator, pursuant to Instruction 1 to Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

                             EXECUTIVE COMPENSATION

                              SUMMARY COMPENSATION

     The following table summarizes compensation earned during the fiscal years ended June 30, 1998, 1997 and 1996, by those persons who were, for the fiscal year ended June 30, 1998, Applied's Chief Executive Officer and the four other most highly compensated executive officers serving in that capacity at the end of fiscal 1998. The compensation of John C. Robinson, who died on February 2, 1998, is also disclosed in this table because he was among the most highly compensated executive officers for fiscal 1998.

                                                                 LONG-TERM COMPENSATION
                                                ANNUAL                   AWARDS
                                             COMPENSATION       ------------------------
                                          -------------------     RESTRICTED     NUMBER     ALL OTHER
             NAME AND                                 BONUS     STOCK AWARD(S)     OF      COMPENSATION
        PRINCIPAL POSITION          YEAR   SALARY      (1)           (2)         OPTIONS       (3)
        ------------------          ----   ------     -----     --------------   -------   ------------
John C. Dannemiller                 1998  $500,650   $      0     $1,884,375          0      $ 6,065
  Chairman, Chief Executive         1997   470,050    297,821              0          0       22,058
  Officer & President               1996   439,167    435,960              0          0       42,057
John R. Whitten                     1998   211,000          0        418,750          0        8,734
  Vice President --                 1997   197,665    115,565              0          0       14,970
  Chief Financial Officer &         1996   186,830    131,680              0          0       16,520
    Treasurer
Francis A. Martins(4)               1998   205,667          0        418,750          0        7,966
  Vice President --                 1997   189,653     74,642              0          0        8,570
  Sales & Field Operations          1996   170,640    126,903              0          0        9,937
Robert C. Stinson                   1998   201,667          0        418,750          0        8,961
  Vice President --                 1997   191,200    113,069              0          0       15,129
  Chief Administrative Officer,     1996   179,067    131,572              0          0       16,789
  General Counsel &
  Secretary
Bill L. Purser                      1998   166,333          0        418,750          0        9,600
  Vice President --                 1997   151,667     78,127        113,953          0        8,455
  Marketing & National Accounts     1996   133,537     20,000              0          0        8,585
John C. Robinson                    1998   192,148          0        628,125          0          746
  Vice Chairman                     1997   310,300    140,309              0          0       19,259
                                    1996   303,533    241,444              0          0       27,308

---------------

(1) Amounts reported in this column are earnings pursuant to the annual Management Incentive Plan, described in the Executive Organization & Compensation Committee Report on pages 9 and 10.

(2) Amounts reported in this column represent Performance-Accelerated Restricted Stock awards ("PARS") under the Long-Term Performance Plan described in the Executive Organization & Compensation Committee Report on page 10, valued at the closing market price of Applied Common Stock on the dates of grant. Dividends are paid on PARS at the same rate paid to all shareholders. New PARS awards were made in fiscal 1998 following the vesting of previously awarded PARS due to Applied's stock price performance. At June 30, 1998, the persons listed above held the following number of unvested PARS, valued at the closing market price of Applied Common Stock on that date: Mr. Dannemiller, 84,191 shares, $1,731,177; Mr. Whitten, 15,000 shares, $308,438; Mr. Martins, 15,000 shares, $308,438; Mr. Stinson, 15,000 shares,
    $308,438; and Mr. Purser, 15,000 shares, $308,438.

(3) Amounts reported in this column for fiscal 1998 are contributions made by Applied and credited to the individual accounts of the named executive officers under Applied's Retirement Savings Plan.

(4) Mr. Martins resigned on August 13, 1998.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table provides information concerning stock option exercises in fiscal 1998 by the Chief Executive Officer and Applied's four other most highly compensated executive officers serving in that capacity at the end of fiscal 1998, and the values of in-the-money options held by those individuals on June 30, 1998.

                            NUMBER OF                  NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN-
                            SECURITIES                UNDERLYING UNEXERCISED         THE-MONEY OPTIONS AT
                            UNDERLYING              OPTIONS AT FISCAL YEAR END          FISCAL YEAR END
                             OPTIONS      VALUE     ---------------------------   ---------------------------
           NAME             EXERCISED    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             ----------   --------   -----------   -------------   -----------   -------------
John C. Dannemiller.......         0     $     0      123,075             0       $1,556,508       $     0
John R. Whitten...........         0           0       34,914             0          448,706             0
Francis A. Martins........         0           0            0             0                0             0
Robert C. Stinson.........         0           0       35,364             0          453,874             0
Bill L. Purser............         0           0            0             0                0             0

                         ESTIMATED RETIREMENT BENEFITS
            UNDER SUPPLEMENTAL EXECUTIVE RETIREMENT BENEFITS PLAN(1)

     The following table shows estimated annual benefits payable at retirement to certain executive officers under Applied's Supplemental Executive Retirement Benefits Plan.

                            YEARS OF SERVICE(2)
                  ----------------------------------------
REMUNERATION(3)      5         10         15         20
---------------   -------   --------   --------   --------
   $150,000        16,875     33,750     50,625     67,500
    200,000        22,500     45,000     67,500     90,000
    250,000        28,125     56,250     84,375    112,500
    300,000        33,750     67,500    101,250    135,000
    350,000        39,375     78,750    118,125    157,500
    400,000        45,000     90,000    135,000    180,000
    450,000        50,625    101,250    151,875    202,500
    500,000        56,250    112,500    168,750    225,000
    600,000        67,500    135,000    202,500    270,000
    700,000        78,750    157,500    236,250    315,000
    800,000        90,000    180,000    270,000    360,000
    900,000       101,250    202,500    303,750    405,000
  1,000,000       112,500    225,000    337,500    450,000
  1,100,000       123,750    247,500    371,250    495,000

---------------

(1) Amounts shown in the table are computed on the basis of a straight life annuity and are not subject to deduction for Social Security or other offset amounts.

(2) Mr. Whitten has in excess of 15 years of service with Applied, Mr. Dannemiller has in excess of 10 years, Mr. Stinson has in excess of five years, and Mr. Purser has less than five years. Plan benefits are fully accrued after 20 years of service and, in general, are fully vested after 10 years of service.

(3) Amounts in this column represent, and benefits are based on, average total cash compensation for the highest three of the last 10 calendar years. The cash compensation for the Chief Executive Officer and the four other most highly compensated executive officers for the past three fiscal years is found in the Summary Compensation Table.

        REPORT OF THE EXECUTIVE ORGANIZATION & COMPENSATION COMMITTEE OF
                THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

OVERVIEW

     The Executive Organization & Compensation Committee (the "Committee") is comprised entirely of independent outside directors. The Committee is responsible for setting Applied's executive officer compensation policies. The purposes of the executive officer compensation program are to attract and retain qualified executives and to provide appropriate incentives, both monetary and stock-based, to achieve Applied's business strategies and enhance shareholder value over the long term.

     The major components of Applied's executive officer compensation program are:

          (a) Annual base salary; and,

          (b) The 1997 Long-Term Performance Plan.

ELEMENTS OF COMPENSATION PROGRAM

(a) ANNUAL BASE SALARY

     The Committee uses an annual competitive pay analysis compiled by an independent nationally recognized compensation and benefits consulting firm (the "Independent Consultant") which provides data on similar positions. The analysis provides the Committee with the market base salary and market total cash compensation at the 25th, 50th and 75th percentiles for each executive officer position. The competitive pay analysis is based on survey data primarily from industrial distribution organizations and is more industry-specific to Applied than the published industry index shown in the graph appearing on page 11. In addition to the analysis, the Committee considers time and level of experience in the position in setting the annual base salary. Generally, base salaries have been set below the 50th percentile; however, the Committee would consider setting them at higher levels coincident with sustained corporate earnings improvement. The Committee's overall executive compensation philosophy is to place greater weight on the performance-driven portions of the compensation package -- namely the awards under Applied's 1997 Long-Term Performance Plan.

(b) 1997 LONG-TERM PERFORMANCE PLAN

  (1) MANAGEMENT INCENTIVE PLAN

     The annual Management Incentive Plan, adopted under the 1997 Long-Term Performance Plan, is Applied's program for compensating executive officers for the achievement of fiscal year goals. Each executive officer presents the Committee with individual goals for the fiscal year. Corporate goals for the fiscal year are also presented to the Committee. The Committee reviews and discusses the goals with the executive officers and then sets the goals for the year. Both the individual and the corporate goals are expressed in terms of threshold, target (midpoint) and maximum levels of required performance.

     In fiscal 1998, Mr. Dannemiller had the corporate goals as his individual goals. The corporate goals for fiscal 1998 included objectives based on Applied's pre-tax return on assets and pre-tax income. These goals were each weighted 50%. The other executive officers, including Messrs. Whitten, Martins, Stinson and Purser, had individual goals (in addition to the corporate goals) relating specifically to their job responsibilities. These goals varied in relative weight. The size of the Management Incentive Plan payment for any of the executive officers depends on the level of performance achieved on both the individual and the corporate goals.

     Assuming that corporate and individual goals are met, the amount of the individual award is based on a formula, the components of which are the assigned market base salary and a responsibility percentage assigned to the executive officer. The responsibility percentages are set by the Committee. For example, the Chief Executive Officer target incentive payment set by the Committee in fiscal 1998 was $343,000, being 70% (the responsibility percentage) multiplied by the assigned market base salary.

Responsibility percentages for the other executive officers during fiscal 1998, including those named in the Summary Compensation Table, ranged from 36% to 50%.

     For Mr. Dannemiller, the market total cash compensation at the 50th percentile was $791,526 effective for the twelve-month period commencing November 1, 1997, the date on which executive compensation changes are made each year. Mr. Dannemiller's actual base salary for fiscal 1998 was $500,650, his target incentive was $343,000, and total cash compensation assuming target performance under the Management Incentive Plan was $843,650. Because performance on the corporate goals did not achieve threshold levels in fiscal 1998, no incentive payments were made to Mr. Dannemiller or any of the other executive officers.

     The Deferred Compensation Plan (described on pages 13 and 14) was adopted in part to encourage increased investment in Applied Common Stock by the executive officers. All but two of the participants in the 1998 Management Incentive Plan elected under the Deferred Compensation Plan to defer a portion of their Management Incentive Plan awards, with deferral percentages ranging from 20% to 85%. Because no awards were made under the Management Incentive Plan, no deferrals were made into the Deferred Compensation Plan.

  (2) STOCK-BASED AWARDS

     Until fiscal 1993, the only awards under the Long-Term Performance Plan were stock options. In order to align more closely the executive officers with shareholder interests and to compensate the executive officers based on performance measures that directly enhance shareholder value, the Committee has, since 1993, made awards of Performance-Accelerated Restricted Stock ("PARS") rather than stock options. The PARS are awards of restricted shares of Applied Common Stock, which shares vest six years from the date of grant; however, the PARS can vest automatically at an earlier date if performance hurdles based on stock price and pre-tax return on assets ("ROA") are met. No new stock option or PARS awards can be made to the executive officers until 100% of the outstanding PARS vest, either by meeting the performance hurdles or by passage of the six-year term, and in no event can a new award be made during the two-year period immediately following the previous grant date.

     New PARS awards were made in August 1997. Fifty percent of the PARS will vest on the achievement of either an ROA of 13.5%, or a stock price of $33.33 per share for 20 consecutive trading days. The remaining 50% will vest on the achievement of either an ROA of 17.5%, or a stock price of $37.33 per share for 20 consecutive trading days. According to the Independent Consultant's survey of other companies, if the PARS vest within the first two years, the resulting total compensation would equal approximately the 75th percentile of competitive compensation. If, however, the performance hurdles are not achieved and the PARS instead vest after six years, the resulting compensation would be considerably below the 50th percentile.

     The total amount of stock-based awards is limited by the annual limitation set forth in the Long-Term Performance Plan of 2% of shares outstanding on the first day of the fiscal year in which the awards are made.

(c) BENEFITS

     Benefits provided to the executive officers are those generally provided to Applied's other associates with variations consistent with executive benefits in the competitive marketplace.

FEDERAL INCOME TAX DEDUCTIBILITY

     Section 162(m) of the Internal Revenue Code limits the amount of compensation a publicly-held corporation may deduct as a business expense for federal income tax purposes. That limit, which applies to the Chief Executive Officer and the four other most highly compensated executive officers, is $1 million per individual per year, subject to certain exceptions. One of the exceptions is for compensation that is performance-based.

     The Committee has taken steps to qualify awards made to the executive officers under the Management Incentive Plan as performance-based under Internal Revenue Service regulations. In the future, the Committee will continue to seek ways to preserve the full deductibility of compensation paid to Applied's executive officers without compromising the Committee's flexibility in designing an effective and competitive compensation program.

                                            EXECUTIVE ORGANIZATION &
                                            COMPENSATION COMMITTEE
                                            William E. Butler
                                            William G. Bares
                                            Russel B. Every
                                            L. Thomas Hiltz

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN
OF APPLIED INDUSTRIAL TECHNOLOGIES, INC., S&P 500 INDEX AND PEER INDUSTRY GROUP

     The graph below compares the five-year cumulative total return from investing $100 on June 30, 1993 in each of Applied Common Stock, the Standard and Poor's 500 Index and the Value Line Machinery Industry Index, assuming dividend reinvestment.

               Measurement Period                                                        Machinery
             (Fiscal Year Covered)                    Applied           S&P 500           Industry
1993                                                        100.00            100.00            100.00
1994                                                        151.04            101.60            112.64
1995                                                        149.09            128.14            152.71
1996                                                        201.32            161.61            187.98
1997                                                        273.94            217.77            291.22
1998                                                        238.80            282.62            341.76

Source: Value Line, Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     J. Michael Moore, an Applied director, was Chairman and Chief Executive Officer of INVETECH Company ("Invetech"), which Applied acquired effective August 1, 1997. In connection with the acquisition, Applied entered into a Consulting, Non-competition and Confidentiality Agreement dated July 31, 1997, with Mr. Moore and Oak Grove Consulting Group, Inc. ("Oak Grove"), which Mr. Moore owns and of which he is president.

     Under this agreement, (i) Oak Grove agreed to perform certain business consulting services for Applied for a period of five years in exchange for an annual fee of $70,000; (ii) Mr. Moore agreed not to compete with Applied until the later of (x) July 31, 2002 and (y) the end of the one-year period following the date of termination of all of Mr. Moore's relationships with Applied (other than as a shareholder) in exchange for $2,550,000 payable in five equal annual installments of $510,000 beginning on July 31, 1997; (iii) Mr. Moore and Oak Grove agreed to maintain the confidentiality of all non-public information pertaining to Applied during the five-year period following the date of termination of any of Mr. Moore's and Oak Grove's relationships with Applied (other than as a shareholder); (iv) Mr. Moore and Applied agreed to amend the Salary Continuation Agreement between Mr. Moore and Invetech as described below; and (v) Applied agreed to pay to Oak Grove, during the term of Mr. Moore's and his spouse's lives, $700 per month for the cost of health insurance to be obtained and maintained by Oak Grove for Mr. Moore, his spouse and eligible children.

     Mr. Moore was a party to a Salary Continuation Agreement with Invetech dated as of March 28, 1991. Under this agreement, Mr. Moore (presently 55 years of age) was to be paid $200,000 per year, in equal monthly installments, for a period of 15 years following his 65th birthday. If, however, Mr. Moore suffered a permanent disability or died before age 65, then the payments would be made to Mr. Moore (or his designated beneficiary in the event of death) beginning at that earlier date. As a result of Applied's acquisition of Invetech, Mr. Moore became vested in his rights, and Applied assumed Invetech's obligations, under the agreement. As required by the Consulting, Non-competition and Confidentiality Agreement, Applied also amended the Salary Continuation Agreement in fiscal 1998 to (i) provide that the benefits would be payable to Mr. Moore beginning at age 60, and (ii) increase the aggregate benefits payable thereunder by $500,000.

     Under the Plan and Agreement of Merger dated April 29, 1997, whereby Applied acquired Invetech, Applied agreed, at the request of any Invetech shareholder who was the insured under a life insurance policy acquired by Applied in the transaction, to sell and transfer that policy to the shareholder at a cash price equal to the value of the policy as reflected on Invetech's June 30, 1997 balance sheet. A policy with a cash value of $461,938 was sold to Mr. Moore in September 1997.

     On September 26, 1997, Applied repurchased 95,641 shares of Applied Common Stock beneficially owned by Mr. Moore in a negotiated transaction for $3,223,387. The repurchases were made by Applied at a price below the then-prevailing market price of Applied Common Stock.

                           COMPENSATION OF DIRECTORS

     Corporate officers do not receive additional compensation for service as a director. Non-employee directors receive a quarterly retainer of $4,500, a fee of $1,500 for the first Board or committee meeting attended on a given day, and $500 for each additional meeting attended on the same day, up to a maximum of $2,500 per day. Directors may be similarly compensated if they attend other meetings or conferences at the request of the Chairman. In addition, directors receive $500 for any action taken by unanimous written consent or via telephone conference of less than 30 minutes in duration, and directors who serve as committee chairmen receive an additional quarterly retainer of $400. All non-employee directors are eligible to participate in the Deferred Compensation Plan for Non-employee Directors described below. If participants in the plan elect to receive their director compensation in the form of Applied Common Stock, they receive an additional amount equal to 25% of the compensation so deferred.

     The compensation received by non-employee directors is reviewed from time to time by Applied's management. If management believes that a change in the amount of compensation is appropriate to make the level of compensation competitive relative to the size and nature of Applied's business, management recommends the change to the Board and approval of any such change requires the affirmative vote of a majority of the directors then serving in office. The directors participate in Applied's travel accident plan and may also elect to participate in Applied's contributory health insurance plan.

             DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

     The purposes of Applied's Deferred Compensation Plan for Non-employee Directors (the "Plan") are to allow non-employee directors to defer the receipt of compensation payable for director services and to promote loyalty to Applied through increased investment in Applied Common Stock.

     Pursuant to the Plan, a non-employee director may elect, prior to any calendar quarter, to defer payment of his or her compensation for future services as a director. Once an election is made, it is irrevocable with respect to compensation earned. Directors may change their election to receive or defer receipt of compensation for future services commencing with the calendar quarter following the election. Amendments that only change a director's beneficiary are permitted at any time and as often as necessary.

     As directors' compensation would otherwise become due and payable, Applied transfers an amount equal to the compensation deferred pursuant to the Plan to a trust maintained by Key Trust Company of Ohio, N.A., as Trustee. Deferred fees are invested by the Trustee, at a director's option, in a money market fund and/or Applied Common Stock. If a director elects to have his compensation invested in Common Stock, then Applied contributes to the trust an additional amount equal to 25% of the amount so deferred.

     The Plan is administered by a committee consisting of not less than three members, not necessarily members of the Board of Directors, which is authorized to interpret and administer the Plan, but has no discretion with respect to Plan contributions, investment direction or distributions.

     Distribution of a director's account commences as designated by the director in his or her election on a date that is not more than thirty days after (i) the director's termination as a director due to resignation, retirement, death or otherwise, or (ii) the director's attainment of the age (not younger than age 55) specified in his or her deferral election form; or upon a change in control (as defined in the Plan) of Applied.

     Applied presently has nine non-employee directors. All but one presently defer all of their retainer and meeting fees and invest those fees in Applied Common Stock.

                           DEFERRED COMPENSATION PLAN

     The Applied Industrial Technologies Deferred Compensation Plan (the "Plan") permits participants in an annual Management Incentive Plan to defer a portion or all of the awards payable under the Management Incentive Plan. The Plan's purpose is to promote increased efforts on behalf of Applied through increased investment in Applied Common Stock.

     The Plan gives each Management Incentive Plan participant the opportunity to defer payment of his or her cash award. Any participant who elects to make such a deferral may have such amounts invested in Applied Common Stock and/or in a money market fund. In the event a participant elects to have an amount equal to at least 50% of a Management Incentive Plan award invested in Applied Common Stock, an additional 10% of that amount will be credited to the participant. These deferral and investment opportunities and the incentive for investment in Applied Common Stock are similar to the opportunities and incentives available to directors under the Deferred Compensation Plan for Non-employee Directors and are part of an overall effort to align management with the interests of Applied's shareholders.

     The Plan is administered by the Board's Executive Organization & Compensation Committee, which is authorized to interpret and administer the Plan, but has no discretion with respect to participant-elected deferrals or investments.

     Distribution of a participant's deferrals will be made in a lump sum or in installments over a period not in excess of ten years, as specified in the participant's deferral election form. Other than dates specified in the deferral election forms, a withdrawal is permitted while employed only due to a severe financial and unexpected hardship.

     All but two of the executive officers elected to participate in the Plan in 1998. Because no awards were payable under the 1998 Management Incentive Plan, no deferrals were made into the Deferred Compensation Plan.

                          CHANGE IN CONTROL AGREEMENTS
                         AND OTHER RELATED ARRANGEMENTS

     Applied has change in control agreements (the "Agreements") with its executive officers. The Agreements, which were amended in fiscal 1998, obligate Applied to provide severance benefits to any executive officer whose employment is terminated either by the officer for "good reason" or by Applied "without cause" (each as defined in the Agreements) if such termination occurs within three years after a change in control, as defined in the Agreements. The officer, in turn, is obliged not to compete with Applied for one year following the termination. The principal benefits to be provided to the named officers under the Agreements are as follows:

          (a) a lump sum severance payment equal to three times annual base salary plus incentive pay (each as calculated pursuant to the Agreements), reduced proportionately if the officer would reach age 65 within the three year period after termination;

          (b) a cash payment, in lieu of exercising any stock options held by the officer on the date of termination, equal to the difference between the exercise price and the higher of (i) the mean of the high and low trading prices on the New York Stock Exchange on the date of termination, and (ii) the highest price paid for Applied Common Stock in connection with the change in control;

          (c) continued participation in Applied's employee benefit plans, programs and arrangements, or equivalent benefits for three years after the termination at the levels in effect immediately prior to termination; and,

          (d) outplacement services.

     Under the terms of the Agreements, escrow funds have been established with Key Trust Company of Ohio, N.A., to secure payment of the benefits. Applied has deposited in the escrow funds a percentage of the amounts that would be payable to each of the officers under the Agreements. Additional deposits may be made in future years. No officer has any right to make a claim on the escrow funds unless Applied is in default of its obligations under the Agreements. All earnings on the escrow funds are payable to Applied. The Agreements also provide that in the event any covered executive is required to pay the excise tax imposed by Section 4999 of the Internal Revenue Code, Applied shall make an additional payment to the executive in an amount sufficient (after payment of any taxes on the additional payment) to pay the excise tax.

     The Agreements are intended to reinforce and encourage the continued attention and dedication of Applied's officers to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control. The Agreements may make it more expensive to accomplish a change in control and could under certain circumstances adversely affect the ability of shareholders to benefit from a change in control. The Board of Directors approved the Agreements, however, because it believes that the continued attention and dedication of the officers to their duties under adverse circumstances are ultimately in the best interests of Applied and its shareholders, and can under some circumstances result in a higher price being paid to shareholders in connection with a change in control.

     In addition to the benefits provided by the Agreements, the 1997 Long-Term Performance Plan provides the following benefits to executive officers in the event of a change in control, except as otherwise provided by the Board: (a) all stock options outstanding will become fully exercisable as of the date of the change in control, whether or not otherwise exercisable; (b) all restrictions and conditions of stock awards will be deemed satisfied as of the date of the change in control; and (c) all cash awards (including payments made under a Management Incentive Plan) will be deemed to have been fully earned as of the date of the change in control.

     Also, pursuant to the Supplemental Executive Retirement Benefits Plan, a participant may elect to receive, if the participant is terminated for any reason, other than death, within three years after a change in control or is receiving or is eligible to receive a retirement benefit at the time of the change in control, the actuarial equivalent of the participant's retirement benefit (or remaining portion thereof) in a lump sum. In addition, upon a change in control, actively employed participants will be credited with additional years of service and age (up to a maximum of 10 years) for benefit calculation purposes, equal to one half of the difference between the participant's age at the time of the change in control and age 65.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During fiscal 1998, the Board of Directors had seven meetings, four of which were regularly scheduled quarterly meetings. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and all committees of the Board on which he or she served. Among the standing committees of the Board are the Audit, Executive Organization & Compensation, and Director Nominating Committees.

     The AUDIT COMMITTEE recommends the appointment of independent auditors, reviews with the independent auditors the scope of the examination to be made, reviews the scope of non-audit services performed by the independent auditors and considers the effect of such non-audit services upon the independence of the independent auditors, reviews with management and the independent auditors the results of the audit after completion, reviews with management the adequacy of Applied's internal accounting controls and reviews with management and the independent auditors the auditors' report on internal accounting control and other recommendations. The committee also monitors Applied's Year 2000 compliance efforts. Russel B. Every, Russell R. Gifford, John J. Kahl, J. Michael Moore and Dr. Jerry Sue Thornton serve on the committee. The Audit Committee met four times during fiscal 1998.

     The EXECUTIVE ORGANIZATION & COMPENSATION COMMITTEE reviews and makes recommendations to the Board regarding both compensation of executives and planning for executive organization and succession. The committee also administers the 1997 Long-Term Performance Plan, including the Management Incentive Plan. William E. Butler, William G. Bares, Russel B. Every and L. Thomas Hiltz, all of whom are non-employee directors, serve on the committee. The Executive Organization & Compensation Committee met five times during fiscal 1998.

     The DIRECTOR NOMINATING COMMITTEE considers and reviews possible nominees for the Board to fill vacancies and makes appropriate recommendations to the Board. L. Thomas Hiltz, William G. Bares, William E. Butler, John C. Dannemiller and John J. Kahl serve on the committee. There are no procedures established for submissions by shareholders; the committee would, however, consider a qualified nominee submitted by shareholders. The Director Nominating Committee met once during fiscal 1998.

     The Board of Directors also has standing Corporate Governance, Executive, and Futures Committees.

                       ITEM 2 -- RATIFICATION OF AUDITORS

     The firm of Deloitte & Touche LLP, certified public accountants, has been Applied's independent auditor since 1966 and has been appointed by management, subject to ratification by the shareholders, to serve Applied as independent auditor for fiscal 1999. Applied has been advised by Deloitte & Touche LLP that no partner of the firm has had any direct financial interest or any material indirect financial interest in Applied or its subsidiaries or any connection during the past three years with Applied or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     Unless otherwise indicated, the accompanying proxy will be voted in favor of ratifying the appointment of Deloitte & Touche LLP. The affirmative vote of a majority of the shares represented at the meeting is sufficient to constitute ratification. If Deloitte & Touche LLP withdraws or otherwise becomes unavailable for reasons not presently known, the persons named as proxies will vote for such other independent auditors as they deem appropriate.

     One or more representatives of Deloitte & Touche LLP are expected to be present at the meeting. They will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Applied's executive officers and directors, and persons who beneficially own more than 10% of Applied Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish Applied with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of forms furnished to Applied and written representations from Applied's executive officers and directors, Applied believes that during fiscal 1998 all applicable Section 16(a) filing requirements were complied with on a timely basis.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Proposals by shareholders for inclusion in the 1999 Annual Meeting Proxy Statement must be received by Applied's Secretary at One Applied Plaza, Cleveland, Ohio 44115, no later than May 18, 1999. Under Ohio law, only matters included in the notice of meeting may be raised at a meeting of shareholders. Any shareholder who wishes to nominate a candidate for director or bring any other business from the floor of the 1999 annual meeting must notify Applied's Secretary in writing by August 17, 1999.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the meeting other than those set forth in Items 1 and 2 of the attached Notice, but should any other matters requiring a shareholder vote arise, including the question of adjourning the meeting, the persons named in the accompanying proxy will vote according to their best judgment in the interests of Applied.

By order of the Board of Directors.

                                            ROBERT C. STINSON
                                            Secretary

Dated: September 15, 1998

PROXY                                                                      PROXY

                     APPLIED INDUSTRIAL TECHNOLOGIES, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. C. DANNEMILLER, J. R. WHITTEN AND R. C. STINSON and each of them, as Proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Applied Industrial Technologies, Inc., an Ohio corporation, on October 20, 1998, and any adjournments, and to represent and vote the shares which the undersigned is entitled to vote thereat on the following matters as directed on the reverse side:

(The Board of Directors recommends a vote FOR Items 1 and 2.)

1. Election of Directors of Class II (for a term of
   3 years). The nominees are:
   William G. Bares, Dr. Roger D. Blackwell, Russel
   B. Every and John J. Kahl.

2. Ratification of the appointment of Deloitte &
   Touche LLP as independent auditors for the current fiscal year.

3. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.


                                                     (change of address)

                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------
                                                     (If you have written in the
                                                     above space, please mark
                                                     the corresponding box on
                                                     the reverse side of this
                                                     card.)

WHEN PROPERLY EXECUTED, THESE INSTRUCTIONS WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE OF THIS CARD; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.
                                                                 -----------
                                                                 SEE REVERSE
                                                                    SIDE
                                                                 -----------

 ...............................................................................

                 -           FOLD AND DETACH HERE            -
                            YOUR VOTE IS IMPORTANT!
PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                     APPLIED INDUSTRIAL TECHNOLOGIES, INC.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

                                                       FOR   WITHHELD  FOR ALL
                                                       ALL      ALL    EXCEPT
1. Election of Directors of Class II                   [ ]      [ ]      [ ]
 (see reverse)

 For, except vote withheld from the following nominee(s):


------------------------------------------------


                                                        FOR    AGAINST  ABSTAIN
2. Ratification of appointment of independent           [ ]      [ ]       [ ]
auditors.

                                               Change of Address  [ ]

                                                  Date: _________________, 1998

                                                  ------------------------------
                                                  Signature(s)

                                                  ------------------------------
                                                  Signature(s)

                                                  Note: Please sign exactly as
                                                  name appears hereon. Joint
                                                  owners should each sign. When
                                                  signing as attorney, executor,
                                                  administrator, trustee, or
                                                  guardian, please give full
                                                  title as such.



 ................................................................................

                -            FOLD AND DETACH HERE            -
                            YOUR VOTE IS IMPORTANT!
   PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                        CONFIDENTIAL VOTING INSTRUCTIONS

        TO: KEY TRUST COMPANY OF OHIO, N.A., TRUSTEE (THE "TRUSTEE") FOR

   APPLIED INDUSTRIAL TECHNOLOGIES, INC. RETIREMENT SAVINGS PLAN (THE "PLAN")

I, the undersigned, as a Participant in the Plan hereby instruct the Trustee to vote (in person or by proxy) all shares of Common Stock of Applied Industrial Technologies, Inc. allocated to my account and any shares not otherwise directed under the Plan on the record date for the Annual Meeting of Shareholders to be held on October 20, 1998.

(The Board of Directors recommends a vote FOR Items 1 and 2.)

1. Election of Directors of Class II (for a term of
   3 years). The nominees are:
   William G. Bares, Dr. Roger D. Blackwell, Russel
   B. Every and John J. Kahl.

2. Ratification of the appointment of Deloitte &
   Touche LLP as independent auditors for the current fiscal year.

3. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

                                                     (change of address)


                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------
                                                     (If you have written in the
                                                     above space, please mark
                                                     the corresponding box on
                                                     the reverse side of this
                                                     card.)

WHEN PROPERLY EXECUTED, THESE INSTRUCTIONS WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE OF THIS CARD; IF NO DIRECTION IS MADE, THIS CARD WILL BE VOTED FOR ITEMS 1 AND 2.
                                                                 -----------
                                                                 SEE REVERSE
                                                                    SIDE
                                                                 -----------

 ...............................................................................

                -            FOLD AND DETACH HERE            -
                            YOUR VOTE IS IMPORTANT!
   PLEASE VOTE, SIGN, DATE, AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                     APPLIED INDUSTRIAL TECHNOLOGIES, INC.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

                                                       FOR   WITHHELD  FOR ALL
                                                       ALL      ALL    EXCEPT
1. Election of Directors of Class II                   [ ]      [ ]      [ ]
 (see reverse)

 For, except vote withheld from the following nominee(s):

------------------------------------------------


                                                        FOR    AGAINST  ABSTAIN
2. Ratification of appointment of independent           [ ]      [ ]      [ ]
auditors.
                                                 Change of Address    [ ]

                                                  Date: __________________, 1998

                                                  ------------------------------
                                                  Signature(s)

                                                  ------------------------------
                                                  Signature(s)

                                                  Note: Please sign exactly as
                                                  name appears hereon. Joint
                                                  owners should each sign. When
                                                  signing as attorney, executor,
                                                  administrator, trustee, or
                                                  guardian, please give full
                                                  title as such.


 ................................................................................

                -            FOLD AND DETACH HERE            -
                            YOUR VOTE IS IMPORTANT!
 PLEASE SIGN, DATE, AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                        CONFIDENTIAL VOTING INSTRUCTIONS

        TO: KEY TRUST COMPANY OF OHIO, N.A., TRUSTEE (THE "TRUSTEE") FOR

  APPLIED INDUSTRIAL TECHNOLOGIES, INC. SUPPLEMENTAL DEFINED CONTRIBUTION PLAN
                                  (THE "PLAN")

I, the undersigned, as a Participant in the Plan hereby instruct the Trustee to vote (in person or by proxy) all shares of Common Stock of Applied Industrial Technologies, Inc. allocated to my account under the Plan on the record date for the Annual Meeting of Shareholders to be held on October 20, 1998.

(The Board of Directors recommends a vote FOR Items 1 and 2.)

1. Election of Directors of Class II (for a term of
   3 years). The nominees are:
   William G. Bares, Dr. Roger D. Blackwell, Russel
   B. Every and John J. Kahl.

2. Ratification of the appointment of Deloitte &
   Touche LLP as independent auditors for the current fiscal year.

3. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

                                                     (change of address)

                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------
                                                     (If you have written in the
                                                     above space, please mark
                                                     the corresponding box on
                                                     the reverse side of this
                                                     card.)

WHEN PROPERLY EXECUTED, THESE INSTRUCTIONS WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE OF THIS CARD; IF NO DIRECTION IS MADE, THIS CARD WILL BE VOTED FOR ITEMS 1 AND 2.
                                                                 -----------
                                                                 SEE REVERSE
                                                                    SIDE
                                                                 -----------

 ...............................................................................

                -            FOLD AND DETACH HERE            -
                            YOUR VOTE IS IMPORTANT!
   PLEASE VOTE, SIGN, DATE, AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                     APPLIED INDUSTRIAL TECHNOLOGIES, INC.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

                                                       FOR   WITHHELD  FOR ALL
                                                       ALL      ALL    EXCEPT
1. Election of Directors of Class II                   [ ]      [ ]      [ ]
 (see reverse)

 For, except vote withheld from the following nominee(s):

 ------------------------------------------------


                                                        FOR    AGAINST  ABSTAIN
2. Ratification of appointment of independent           [ ]       [ ]     [ ]
auditors.

                                                  Date:  _________________, 1998

                                                  ------------------------------
                                                  Signature(s)

                                                  ------------------------------
                                                  Signature(s)

                                                  Note: Please sign exactly as
                                                  name appears hereon. Joint
                                                  owners should each sign. When
                                                  signing as attorney, executor,
                                                  administrator, trustee, or
                                                  guardian, please give full
                                                  title as such.


 ................................................................................

                -            FOLD AND DETACH HERE            -
                            YOUR VOTE IS IMPORTANT!
 PLEASE SIGN, DATE, AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.